                                                                    Exhibit 4.14










                             PERSEPTIVE BIOSYSTEMS, INC.,

                             THE PERKIN-ELMER CORPORATION

                                         and

                   STATE STREET BANK AND TRUST COMPANY, as Trustee

                      ------------------------------------------

                             FIRST SUPPLEMENTAL INDENTURE

                            Dated as of December __, 1997

                                          to

                                      INDENTURE

                             Dated as of August 26, 1994

                      ------------------------------------------


                 8-1/4% Convertible Subordinated Debentures Due 2001



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          FIRST SUPPLEMENTAL INDENTURE, dated as of December __, 1997 (this
"Supplemental Indenture"), among PERSEPTIVE BIOSYSTEMS, INC., a Delaware Corporation ("PerSeptive"), THE PERKIN-ELMER CORPORATION, a New York corporation ("Perkin-Elmer"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

          WHEREAS, PerSeptive and the Trustee have entered into an Indenture, dated as of August 26, 1994 (the "Indenture"), providing for the issuance of 8-1/4% Convertible Subordinated Debentures Due 2001 (the "Securities");

          WHEREAS, PerSeptive, Seven Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Perkin-Elmer ("Sub"), and Perkin-Elmer have entered into an Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), pursuant to which Sub will merge with and into PerSeptive (the "Merger"), PerSeptive will become a wholly-owned subsidiary of Perkin-Elmer and each share of common stock, par value $.01 per share, of PerSeptive ("PerSeptive Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time of the Merger") will be converted into the right to receive ____ of a fully paid and nonassessable share of common stock, $1.00 par value per share, of Perkin-Elmer ("Perkin-Elmer Common Stock") in accordance with the terms of the Merger Agreement;

          WHEREAS, Section 4.12 of the Indenture requires PerSeptive and Perkin-Elmer to execute and deliver this supplemental indenture in connection with the Merger;

          WHEREAS, Section 11.1 of the Indenture authorizes PerSeptive and the Trustee to enter into a supplemental indenture without the consent of any Holders to make any change in the Indenture that does not materially adversely effect the rights of any holder of the Securities (a
"Securityholder");

          WHEREAS, PerSeptive and Perkin-Elmer desire to execute this supplemental indenture in connection with the Merger in accordance with the foregoing provisions of the Indenture;

          WHEREAS, PerSeptive has furnished the Trustee with (i) an Officers' Certificate stating that the number of shares of Perkin-Elmer Common Stock receivable by holders of the Securities upon conversion of such Securities after the Merger, that all conditions precedent to the Merger and to the execution and delivery of this Supplemental Indenture have been complied with, (ii) an Opinion of Counsel stating that all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with, and (iii) a Board Resolution of PerSeptive authorizing the execution of this Supplemental Indenture; and

          WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement of the Indenture have been satisfied.

          NOW, THEREFORE, each party hereto, for the benefit of the other party hereto and the equal and proportionate benefit of the Holders, is executing and delivering this Supplemental Indenture and hereby agrees as follows:

                                     ARTICLE ONE

                              ASSUMPTION OF OBLIGATIONS

          SECTION 1. Perkin-Elmer hereby assumes as a joint and several obligor with PerSeptive, from and after the Effective Time of the Merger, the due and punctual payment of the principal amount at maturity, sinking fund payments, Redemption Price, Repurchase Price and interest on all the Securities as provided in Section 6.1 of the Indenture.

          SECTION 2. Perkin-Elmer and PerSeptive, from and after the Effective Time of the Merger, by virtue of the assumption by Perkin-Elmer, as set forth in Section 1 of this Article One, and the delivery of this Supplemental Indenture, shall be joint and several obligors under the Indenture with respect to the obligations to make payment of the principal (and premium, if any) and interest on all the Securities.

                                     ARTICLE TWO

                       DEFINITIONS AND OTHER GENERAL PROVISIONS

          SECTION 1.  The definition of the term "Common Stock" in Section
1.1 of the Indenture is hereby amended to read in its entirety as follows:

               "Common Stock" means any stock of any class of Perkin-Elmer (or, if the context requires, another Person) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Perkin-Elmer and which is not subject to redemption by Perkin-Elmer. Subject to the provisions of Section 4.12, however, shares issuable on conversion of Securities shall include only shares of Common Stock, par value $1.00 (which is the class designated as Common Stock of Perkin-Elmer at the Effective Time of the Merger) of Perkin-Elmer or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Perkin-Elmer and which are not subject to redemption by Perkin-Elmer; PROVIDED that if at any time there shall be


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     more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          SECTION 2. The following terms shall be added to Section 1.1 of the Indenture in their respective appropriate alphabetical places:

               "Effective Time of the Merger" has the meaning ascribed to it in the Agreement and Plan of Merger, dated as of August 23, 1997, by and among the Company, Perkin-Elmer and Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Perkin-Elmer. The Effective Time of the Merger shall be certified to the Trustee by Perkin-Elmer in an Officers' Certificate.

               "Perkin-Elmer" means Perkin-Elmer Communications, Inc., a New York corporation, and shall include its successors and assigns.

          SECTION 3. The form on the reverse side of Security attached as Exhibit A to the Indenture is hereby amended by:

          (a) Deleting the reference to "Common Stock of the Company" in paragraph 8 thereof and inserting in lieu thereof the words "Common Stock";

          (b) Deleting the reference to "$13.80" in paragraph thereof and inserting in lieu thereof the figure "$______"; and

          (c) The Conversion Notice attached thereto is hereby amended by deleting the phrase "Common Stock of the Company" and inserting in lieu thereof the words "Common Stock".

                                    ARTICLE THREE

                               CONVERSION OF SECURITIES

          SECTION 1. As a result of the Merger, without any action on the part of any Holders and in accordance with the provisions of Section 4.12 of the Indenture, on and after the Effective Time of the Merger and during the period such Security shall be convertible as specified in Section 4.1 of the Indenture, each $1,000 principal amount of Securities (or an integral multiple thereof) shall be convertible into fully paid and non-assessable shares (calculated as to each conversion to the nearest one one-hundredth of a share) of Common Stock, in accordance with the provisions of Article 4 of the Indenture, at an initial conversion price per share of $_______, such conversion price being subject to subsequent adjustment after the

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

Effective Time of the Merger in accordance with the provisions of Article 4 of the Indenture.

          SECTION 2. Section 4.1 of the Indenture is hereby amended by deleting each reference to "The Company" in the first paragraph thereof and inserting in lieu thereof "Perking-Elmer".

          SECTION 3.  Section 4.2 of the Indenture is hereby amended by:

          (a) Deleting the words "the Company shall deliver" in the last sentence of the first paragraph thereof and inserting in lieu thereof the words "Perkin-Elmer shall deliver";

          (b) Deleting the references to "the Company" in the second and fifth paragraphs thereof and inserting in lieu thereof "Perkin-Elmer".

          SECTION 4. Sections 4.3 through 4.14 of the Indenture are hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "Perkin-Elmer".


                                     ARTICLE FOUR

                                     MISCELLANEOUS

          SECTION 1. As amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 2. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals of facts herein, all of which are made by PerSeptive and Perkin-Elmer, and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture.

          SECTION 3. This Supplemental Indenture shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time of the Merger.

          SECTION 4. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 5. The laws of the Commonwealth of Massachusetts shall govern this Supplemental Indenture without regard to principles of conflicts of law.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                PERSEPTIVE BIOSYSTEMS, INC.


                                By:
                                   -----------------------------
                                   Name:
                                   Title:
Attest:


By:
   ------------------------
   Name:
   Title:


                                THE PERKIN-ELMER CORPORATION


                                By:
                                   -----------------------------
                                   Name:
                                   Title:
Attest:


By:
   ------------------------
   Name:
   Title:


                                STATE STREET BANK AND TRUST COMPANY,
                                as Trustee


                                By:
                                   -----------------------------
                                   Name:
                                   Title:
Attest:


By:
   -------------------------
   Name:
   Title:



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

COMMONWEALTH OF MASSACHUSETTS )
                              )  ss.:
COUNTY OF                     )

          On the _____ day of _________, 1996, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________ of PerSeptive
Biosystems, Inc., a Delaware corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[Notary Seal]                      -------------------------------
                                   Notary Public


COMMONWEALTH OF MASSACHUSETTS )
                              )  ss.:
COUNTY OF                     )

          On the _____ day of _________, 1996, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________ of PerSeptive
Biosystems, Inc., a Delaware corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[Notary Seal]                      --------------------------------
                                   Notary Public


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

STATE OF CONNECTICUT )
                     )  ss.:
COUNTY OF            )

          On the _____ day of _________, 1996, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________ of The Perkin-Elmer
Corporation, a New York corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





[Notary Seal]                      -----------------------------
                                   Notary Public


STATE OF CONNECTICUT )
                     )  ss.:
COUNTY OF            )

          On the _____ day of _________, 1996, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________ of The Perkin-Elmer
Corporation, a New York corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





[Notary Seal]                      -----------------------------
                                   Notary Public



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
COMMONWEALTH OF MASSACHUSETTS )
                              )  ss.:
COUNTY OF                     )

          On the _____ day of _________, 1996, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________ of State Street Bank and
Trust Company, a Massachusetts banking corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said party; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said party, and that he signed his name thereto by like authority.





[Notary Seal]                      -----------------------------
                                   Notary Public




COMMONWEALTH OF MASSACHUSETTS )
                              )  ss.:
COUNTY OF                     )

          On the _____ day of _________, 1996, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________________________ of State Street Bank and
Trust Company, a Massachusetts banking corporation, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said party; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said party, and that he signed his name thereto by like authority.





[Notary Seal]                      -----------------------------
                                   Notary Public




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